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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 15, 1997






                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                     1-12534             72-1133047
   (State or other jurisdiction      (Commission file     (I.R.S. employer
 of incorporation or organization)       number)       identification number)


  363 N. Sam Houston Parkway E.
           Suite 2020
         Houston, Texas                                         77060
(Address of principal executive offices)                      (Zip code)


      Registrant's telephone number, including area code: (281) 847-6000

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Item 5.  Other Events

      See the following press release announcing the private placement of $125 million of senior unsecured notes by Newfield Exploration Company.

NEWFIELD ISSUES SENIOR NOTES

FOR IMMEDIATE RELEASE

Houston, Texas (October 16, 1997) - Newfield Exploration Company (NYSE-NFX) announced today it has placed, through a Rule 144A private placement offering, $125 million in senior unsecured notes due October 2007. The notes have registration rights.

Net proceeds from the sale of the senior unsecured notes were used to repay outstanding indebtedness under the Company's revolving credit facility. The notes were issued at 99.684% of par with a 7.45% coupon, to yield 7.494%, with interest payable on April 15 and October 15, commencing April 15, 1998.

Additionally, Newfield entered into an amended and restated, unsecured, five year, $125 million revolving credit facility on October 9, 1997. The borrowing base under the facility is $225 million and the amount available to the Company after placement of the senior notes is $100 million.

Newfield explores, develops and acquires oil and gas properties principally in the Gulf of Mexico.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes. The notes have not been registered under the Securities Act of 1933 or state securities laws and may not be sold in the United States absent registration or qualification or an applicable exemption from registration or qualification requirements.

Newfield Exploration Company                    For more information contact:
363 N. Sam Houston Parkway E., Suite 2020       James P. Ulm, II
Houston, Texas 77060                            (281) 847-6000
(www.newfld.com)

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                          NEWFIELD EXPLORATION COMPANY




Date: October 20, 1997           By:  /s/    Terry W. Rathert

                                      Terry W. Rathert
                                      Vice President-Planning and
                                      Administration and Secretary
                                      (Authorized Officer and Principal
                                       Financial Officer)